L E A S E      A G R E E M E N T
                        - - - - -      - - - - - - - - -



                                 BY AND BETWEEN:

                            MAURICE M. WEILL, TRUSTEE
                             FOR BRANCHBURG PROPERTY

                                  as "Landlord"


                                      -and-


                              LIFECELL CORPORATION,
                                 a  corporation

                                   as "Tenant"



                             PREMISES:  Branchburg I
                      Murray Corporate Center at Branchburg
                           Route 202 and Old York Road
                             Branchburg, New Jersey



                              DATED: June 17, 1999



                       PREPARED BY:  ROBERT K. BROWN, ESQ.


                     U:\USERS\IN\MMW\30094.016\LEASE504.003
                                November 15, 1999

      THIS LEASE AGREEMENT, made this 17th day of June , 1999, between MAURICE M. WEILL, TRUSTEE FOR BRANCHBURG PROPERTY, having an office at 51
Commerce  Street,  Springfield, New  Jersey   07081  (hereinafter  called  the
"Landlord"); and LIFECELL CORPORATION, a Delaware corporation, having an office at 3606 Research Forest Drive, The Woodlands, Texas 77381, (hereinafter collectively called the "Tenant").

                             W I T N E S S E T H :-
                             - - - - - - - - - - --

          WHEREAS, the Landlord owns certain lands and premises in the Township of Branchburg, County of Somerset and State of New Jersey, which said lands and premises are located on Lot 1.01 in Block 61, and are more particularly referred to and described by metes and bounds on Schedule "A" annexed hereto and made a part hereof; and

          WHEREAS, there shall be allocated to the Building, as hereinafter defined, a portion of the lands and premises described on Schedule "A" (hereinafter called the "Property"); and

          WHEREAS, the Landlord has erected on the Property an office/warehouse/laboratory building containing approximately 89,960 square feet (hereinafter referred to as the "Building"); and

          WHEREAS, the Tenant shall rent and occupy a portion of the Building, containing approximately 57,939 square feet, outside outside dimensions to center line of common wall, together with the right to utilize the common areas of the Property (said 57,939 square feet hereinafter called the "Leased
Premises"), all in accordance with the terms and conditions hereinafter mentioned and the considerations herein expressed,

          NOW, THEREFORE, in consideration of the covenants and conditions hereinafter set forth and for other good and valuable consideration, the Landlord does demise, lease and let unto the Tenant, and the Tenant does rent and take from the Landlord the Leased Premises, and the Landlord and Tenant mutually covenant and agree as follows:

          1.     LEASED  PREMISES
                 ----------------

               1.1 The Leased Premises consists of that portion of the Building containing approximately 57,939 square feet of space based on outside outside dimen-sions to center line of common wall. For the purposes of this lease, the Leased Premises shall constitute 64.4% of the total rentable area of the Building (hereinafter referred to as "Tenant's Percentage"), which Tenant's Percentage shall be applicable to all of Tenant's pro rata costs to be paid as additional rent as hereinafter in this lease provided. Tenant's Percentage shall be revised in the event of any increase or decrease in the total rentable area of the Building effective as of the date of any such change.

               1.2 The Landlord will provide Tenant with one hundred seventy-five (175) parking spaces for Tenant's exclusive use, and for Tenant's employees, agents, servants and invitees, which parking spaces shall be designated on the Site Plan, as hereinafter defined.

               1.3 Landlord reserves the right to promulgate reasonable rules and regulations with respect to the operation of the Leased Premises and the Building, which rules and regulations shall be applicable to all tenants of the Building. Tenant further agrees to furnish to Landlord license and car information as to its employees who may be using the parking lot as may be required by the Landlord, and Tenant further agrees to comply with such reasonable regulations and/or requirements in connection with the use of the parking facilities as shall be made applicable to all tenants of the Building.

               1.4 It is understood and agreed that the Building and the Property, including the common areas thereof, are located upon that complex (herein-after referred to as the "Complex") which is being constructed by Landlord on the Property identified on Schedule "A". It is expressly understood and agreed that the architectural design, including aesthetic concepts and use of the Complex, is and shall remain in the control of the Landlord. The Landlord does hereby reserve the right at any time to make changes and additions to the Complex without restriction, including, without limitation, eliminating land, adding land, decreasing or changing the Complex, the Leased Premises excepted, which changes are deemed desirable by Landlord, and the making of such changes or additions shall not invalidate or affect this lease or any rights hereunder nor constitute an eviction of Tenant or a breach of this lease, nor give rise to any claim for damages, provided that any of the foregoing shall not decrease or impair the use and enjoyment of the Leased Premises as originally leased hereunder.

          2.     TERM  OF  LEASE
                 ---------------

               2.1 The Landlord leases unto the Tenant, and the Tenant hires the Leased Premises for the term of ten (10) years to commence on the Commencement Date as hereinafter defined:
                    Commencement Date shall be September 1, 1999, or the first day of the calendar month on or following the date when the Leased Premises are ready for occupancy. The Leased Premises shall be deemed ready for occupancy when the Leased Premises are substantially completed in Landlord's reasonable judgment in accordance with Article 3 hereof, and Landlord has procured from the appropriate municipal agency and delivered to Tenant a temporary or permanent Certificate of Occupancy for the Leased Premises, which Certificate of Occupancy shall permit legal occupancy and use of the Leased Premises.

               2.2 During any partial monthly occupancy prior to the Commencement Date, Tenant shall be responsible to pay pro rata Base Rent, together with pro rata charges or additional rent as in this lease provided. During said period of partial monthly occupancy, the Tenant shall comply with all other terms and conditions of the lease upon the part of the Tenant to be performed.

               2.3 It is expressly understood and agreed that for the purpose of this lease wherever and whenever the term "substantial completion" is used, the term "sub-stantial completion" shall not include items of maintenance, service or guarantee which may be required pursuant to the terms and conditions of this lease.

               2.4 Tenant agrees that it will furnish to Landlord, within thirty (30) days after the Commencement Date of the lease, a "Punch List" of all items required to be corrected, replaced or completed by Landlord as soon as practicable after receipt of the written Punch List.

               2.5 If, despite using reasonable commercial efforts, Landlord shall be unable to give possession of the Leased Premises on the anticipated Commencement Date by reason of the fact that Leased Premises are not then "ready for occupancy" for any reason, Landlord shall not be subject to any liability for such failure. Under such circumstances, the rent reserved and covenanted to be paid herein shall not commence until the possession of the Leased Premises is given. No such failure to give possession on the anticipated Commencement Date shall in any way affect the validity of this lease or the obligations of Tenant hereunder, nor shall same be construed in any way to extend the term of this lease.

          3.     CONDITION  OF  PREMISES
                 -----------------------

               3.1 Anything herein contained to the contrary notwithstanding, it is expressly understood and agreed that the Tenant shall take the Leased Premises and improvements as of the Commencement Date of the within lease in an "as is" condition, except that Landlord shall install leasehold improvements in accordance with plans and specifications to be prepared by Tenant's Architect (the "Plan"), and in accordance with a budget (the "Budget") to be prepared by Landlord, which Plan and Budget shall be mutually approved by Landlord and Tenant hereunder and attached to the lease as Schedule "B". All work required by the Plan shall be performed by Murray Construction Co., Inc., Landlord's designated contractor, it being understood that individual line items of more than TEN THOUSAND AND 00/100 ($10,000.00) DOLLARS, as set forth in the Budget, shall be competitively bid (except for windows and concrete floors, which have already been bid and awarded), and Landlord shall seek a minimum of three (3) bids for each such item. Landlord hereby agrees that it shall contribute up to SEVEN HUNDRED SEVENTY TWO THOUSAND EIGHT HUNDRED AND 00/100 ($772,800.00) DOLLARS (the "Tenant's Allowance") toward the cost of completion of all of the work set forth on the Plan. In the event the cost to complete the Plan shall exceed Tenant's Allowance, Tenant shall pay such cost ("Tenant's Cost") as hereinafter set forth in Article 3.2. Landlord warrants that effective as of the Commencement Date of the lease all building systems, fixtures and equipment shall be in good repair and operating condition.

               3.2 Tenant shall pay the Tenant's Cost to Landlord as follows: (i) ten (10%) percent of Tenant's Cost shall be paid to Landlord prior to commencement of the work required by the Plan; and (ii) the balance of Tenant's Cost shall be paid by Tenant based upon monthly invoices to be submitted by Landlord to Tenant during the course of construction, after Landlord has first expended Tenant's Allowance. Such invoices shall be paid within fifteen (15) days following receipt by Tenant of Landlord's invoices therefor.

               3.3 In addition to the work to be installed within the Leased Premises in accordance with the Plan, Tenant shall install a "clean room" pursuant to a separate building permit to be obtained by Tenant at Tenant's cost and expense. The plans and specifications for such clean room shall be delivered to Landlord for Landlord's prior written approval, which approval shall not be unreasonably withheld or delayed. Landlord and Tenant shall cooperate so that the clean room may be constructed as soon as is reasonably possible, provided that the work to be performed by Tenant shall not interfere with Landlord's construction or with the establishment of the Commencement Date hereunder. The performance of this work by Tenant shall not cause Landlord, as a result thereof, to be subjected to any jurisdictional labor problems which may prejudice Landlord's negotiations or relationship with Landlord's contractors or subcontractors or as may disturb harmonious labor relations, and Landlord reserves the right to summarily order any of Tenant's contractors or subcontractors from the Leased Premises if their presence causes any disturbance of harmonious labor relations.

          4.     RENT
                 ----

               4.1 The Tenant covenants and agrees to pay the rent ("Base Rent") as follows:

                    (a) During the first (1st) through fifth (5th) years of the lease term, Tenant shall pay rent in the amount of FIVE HUNDRED THIRTY FIVE THOUSAND NINE HUNDRED THIRTY FIVE AND 75/100 ($535,935.75) DOLLARS per annum, payable in equal installments in the sum of FORTY FOUR THOUSAND SIX HUNDRED SIXTY ONE AND 31/100 ($44,661.31) DOLLARS per month.

                    (b) During the sixth (6th) through tenth (10th) years of the lease term, Tenant shall pay rent in the amount of FIVE HUNDRED NINETY THOUSAND NINE HUNDRED SEVENTY SEVEN AND 80/100 ($590,977.80) DOLLARS per annum, payable in equal installments in the sum of FORTY NINE THOUSAND TWO HUNDRED FORTY EIGHT AND 15/100 ($49,248.15) DOLLARS per month.

                    (c) The foregoing installments of Base Rent shall be paid promptly, in advance, on the first day of each and every month during the term of this lease, without demand and without offset or deduction, together with such additional rent and other charges required to be paid by Tenant as are hereinafter set forth.

               4.2 Tenant covenants and agrees that in the event of any material dispute with respect to the within lease, its obligation to pay the rent shall continue without abatement notwithstanding any such dispute, and the Tenant agrees that it shall seek such remedies as the law may allow by way of plenary proceedings with respect to such issues in dispute.

               4.3 Any installment of Base Rent or additional rent accruing hereunder, and any other sum payable hereunder by Tenant to Landlord which is not paid prior to the fifth (5th) business day of any lease month, shall bear a late charge of five (5%) per cent of such Base Rent or additional rent, to be paid therewith, and the failure to pay such charge shall be a default. Such late charge shall be deemed to be additional rent hereunder. It is expressly understood and agreed that the foregoing late charge is not a penalty, but agreed upon compensation to the Landlord for administrative costs incurred by Landlord in connection with any such late payment. In addition, any payment of Base Rent or additional rent, which is not paid within thirty (30) days of the date upon which it is due shall require the payment of interest at the rate of one and one-half (1 %) percent per month, calculated from the date that such payment was due through the date that any such payment is actually made.

               4.4 Receipt and acceptance by Landlord of any Base Rent, additional rent and any other charge (collectively referred to herein as "rent") with knowledge of Tenant's default in any covenant or condition of this Lease shall not be deemed a waiver of such default.

               4.5 Simultaneously with the execution hereof, the Tenant has delivered to the Landlord the first monthly installment of Base Rent payable hereunder, together with the security deposit referred to herein.

          5.     OPERATING  COST  AND  TAX  ESCALATIONS
                 --------------------------------------

               5.1 It is understood and agreed that the Tenant shall be responsible to pay to the Landlord, Tenant's Percentage of the increase in the cost of operational services (hereinafter called "Operational Services") over the cost of said Operational Services for the first twelve (12) months of the lease term (hereinafter referred to as the "Base Year"). If the Building shall not be one hundred (100%) per cent occupied in the Base Year or in any succeeding year, then in determining the cost of Operational Services for each of such years, the Landlord shall have the right to make reasonable estimates and projections of the costs on the assumption that the Building is one hundred (100%) per cent occupied. If, upon determination at the expiration of any subsequent lease year, the increase in the cost of Operational Services exceeds the cost of Operational Services for the Base Year, Tenant shall pay to Land-lord Tenant's Percentage of the increase in the cost of Operational Services as hereinafter provided in Article 5.2. "Lease year" as used herein, shall be deemed to mean each twelve (12) month period of the lease term following the Base Year.

               5.2 At the commencement of the second lease year of the term, Tenant shall pay to Landlord, monthly, one-twelfth of Tenant's Percentage of Landlord's estimate of the increase in the cost of Operational Services for such lease year, which estimate shall not exceed, on a percentage basis, the increase between the lease year prior to the Base Year and the Base Year. At the expiration of the second lease year of the term, the certified cost of Operational Services as hereinabove referred to shall be compared with the certified cost of Operational Services during the Base Year. Landlord shall furnish to Tenant a certified computation and breakdown of Tenant's Percentage of cost escalation as herein required. Tenant shall be credited with or shall pay to Landlord any differential in Tenant's Percentage of cost escalation applicable to the prior lease year, which payment shall be paid to Landlord or credited to Tenant, as applicable, within thirty (30) days after Landlord's certification. The foregoing procedure shall be followed during each lease year of the term, except that the estimate of projected cost escalation of Operational Services shall be increased during each succeeding lease year, based upon the percentage increase between the prior lease year and the lease year in question.

               5.3 For the purpose of this Article 5, "Operational Services" are hereby defined to be those expenses paid or incurred by Landlord for maintaining, operating and repairing the Building and Property, and shall include, without limitation, the following: the cost of heating, ventilating and air--conditioning maintenance, maintenance, repair and replacement services required by Article 7 hereof, insurance, including, but not limited to, fire insurance, with full extended coverage (all risk), casualty rent insurance, public liability insurance, workmen's compensation insurance, or any other insurance carried in good faith by the Landlord and applicable exclusively to the Property (not including any insurance costs otherwise payable by Tenant hereunder), snow removal, landscaping, customary and reasonable management fees, supplies, sundries, sales or use taxes on supplies or services, cost of wages and salaries of all persons directly engaged in the operation, maintenance and repair of the Property, and directly attributable to the operation, maintenance and repair of the Property, including so-called fringe benefits, social security taxes, unemployment insurance taxes, cost for providing coverage for disability benefits, cost of any pensions, hospitalization, welfare or retirement plans or any other similar or like expenses incurred under the provisions of any collective bargaining agreement, or any other reasonable cost or expense which Landlord pays or incurs to provide benefits for employees engaged in the direct operation, maintenance and repair of the Property and directly attributable to the operation, maintenance and repair of the Property, the charges of any independent contractor who, under contract with Landlord or its representatives, does any of the work of operating, maintaining or repairing of the Property, legal and accounting expenses, or any other expense or charge whether or not hereinbefore mentioned, which in accordance with generally accepted accounting and management principles would be considered as an expense of maintaining, operating or repairing the Property, inclusive of replacement costs, which replacement costs are not those which are properly capitalized in accordance with generally accepted accounting principles consistently applied. All utility charges shall be based on the actual utility costs as charged by the respective utility companies. In addition to the foregoing, Operational Services shall also include all costs and expenses for improvements required by any governmental law or regulation not applicable to the Building prior to the Commencement Date of this lease, and all other costs and expenses, dissimilar or similar, necessarily and reasonably incurred by Landlord in the proper operation and maintenance of a first class office building. The cost of any improvements required by governmental laws or regulations and cost of any replacement to the HVAC system of the Building shall be amortized over the useful life of such improvement (not to exceed ten (10) years) and shall be included within Operational Services on an annual basis, based upon such amortization.

               5.4 There shall not be included as Opera-tional Services for the maintenance, operation, repair or replacement of the Building and Property, water furnished to other tenants for purposes other than lavatory and drinking use, cost of capital improvements and replacements which are to be capitalized pursuant to generally accepted accounting principles, consistently applied (except as hereinabove set forth in Article 5.3), or capital repairs or replacements for which Landlord shall be compensated by insurance (or cost arising out of casualties for which insurance would normally be carried), any work or service which Landlord performs specifically for any tenant in the Building, any work or service performed for or by any tenant in the Building, any costs in connection with renovating of space for new tenants, brokerage commissions paid to brokers for obtaining tenants, legal expenses in enforcing the terms of the lease or any other lease, costs assumed or required to be paid by any other tenant, debt servicing on Landlord's financing, income, profit or franchise taxes, or other such taxes imposed on or measured by the income or profit of the Landlord from the Property, real estate taxes as hereinafter described in Article 5.7, depreciation or amortization costs.

               5.5 Tenant and its representatives shall have the right to examine Landlord's books and records with respect to the items in the foregoing statement of Operational Services during normal business hours at any time within one (1) year following the delivery by Landlord to Tenant of such statement. Tenant shall have the one (1) year period aforesaid to file any written exception to any item of expense, however, nothing herein shall be deemed to afford Tenant any right to withhold any payment due from Tenant to Landlord. Each expense for which Landlord shall bill Tenant as set forth hereinabove shall be necessary and reasonable for the operation of the Building and Property exclusively and shall be delineated by Landlord in detail to Tenant.

               5.6 If the term of this lease ends on any day other than the last day of a lease year, any payment due to Landlord or to Tenant by reason of any increase or decrease in Operational Services shall be prorated and adjusted within thirty (30) days after determination thereof. This covenant shall survive the expiration or termination of this lease.

               5.7 In addition to the payment of Tenant's Percentage of increase in the cost of Operational Services over the Base Year, Tenant shall be responsible to pay Tenant's Percentage of any increase in real estate taxes and assessments in the manner and as hereinafter provided as follows:

                    (a) In the event that the amount of real estate taxes, assessments, sewer rents, rates and charges, state and local taxes, transit taxes or any other governmental charge, general, special, ordinary or extraordinary, (herein-after collectively called "taxes") (but not including income or franchise taxes or any other taxes imposed upon or measured by the Landlord's income or profits, except if in substitution for real estate taxes as hereinafter provided) which may now or hereafter be levied or assessed against the Property and the Building (hereinafter collectively called the "Real Property") attributable to any tax year shall be greater than the amount of taxes on the Real Property attributable to the Base Year, then the Tenant shall pay to the Landlord as additional rent an amount equal to Tenant's Percentage of the increase over the Base Year. The Landlord shall take the benefit of the provisions of any statute or ordinance permitting any assessment to be paid over a period of time, and Tenant shall be obliged to pay Tenant's Percentage of the install-ments of any such assessment applicable to the term of this lease or any renewal hereof.

                    (b) "Base Year" for purposes of this Article 5.7 shall mean the first twelve (12) months of the lease term, provided the Building and Property have been fully assessed as completed; if not, the Base Year shall be the first full year assessment multiplied by the tax rate in effect during the first twelve (12) months of the lease term. Commencing with the second year of the lease term, Tenant shall pay, in addition to the rent required to be paid pursuant to Article 4 hereof, one-twelfth (1/12th) of Tenant's Percentage of the increase in taxes over the Base Year as estimated on the basis of the final tax bill during the immediately preceding year. During the month of August of each year of the lease term, Landlord shall advise Tenant in writing of the actual increase in taxes over the taxes for the Base Year, and shall deliver to Tenant a true copy of the tax bill for the Base Year and the applicable lease year. If there is any deficiency in the aggregate monthly tax payment made by Tenant in said year, or in the event Tenant shall have overpaid Tenant's Percentage of tax escalation for any prior twelve (12) month period, Tenant shall either pay to or be credited by Landlord with any such deficiency or excess in monthly tax payments, which payment or credit shall be made within thirty (30) days after written demand and certification by Landlord.

                    (c) The amount of taxes for the Base Year against which Tenant's liability for additional rent in subsequent years is determined shall be the amount thereof finally determined to be legally payable by legal proceedings or otherwise. In the event the amount of taxes for the Base Year has not been finally determined by legal proceedings or otherwise at the time of payment of taxes for any subsequent year, the actual amount of taxes paid by Landlord for the Base Year shall be used in the statement provided by Landlord as the basis for Tenant's liability hereunder with respect to such subsequent year. Upon final determination of the amount of taxes for the Base Year by legal proceedings or otherwise, Landlord shall deliver to Tenant a statement setting forth the amount of taxes for the Base Year as finally determined and showing in reasonable detail the computation of any adjustment due to Landlord by reason thereof. Any payment due to Landlord by reason of such adjustment shall be paid as hereinbefore provided. In the event any credit is due to Tenant, the same shall be paid by Landlord within thirty (30) days after determination of the amount of such credit. It is expressly understood and agreed that the Base Rent set forth in Articles 4.1 and 45 has been calculated assuming Base Year real estate taxes in the estimated amount of TWO AND 00/100 ($2.00) DOLLARS per square foot (i.e., Base Year real estate taxes in the amount of ONE HUNDRED SEVENTY NINE THOUSAND NINE HUNDRED TWENTY AND 00/100

($179,920.00) DOLLARS, as applicable to the Building and other improvements located on Property). In the event the Base Year real estate taxes shall be more or less than TWO AND 00/100 ($2.00) DOLLARS per square foot (adjusted to reflect full assessment of the Property in the event the same is not fully assessed during the Base Year), the Base Rent payable pursuant to Articles 4.1 and 45 hereof shall be adjusted, up or down, accordingly.

                    (d) If the tax year for real estate taxes shall be changed then an appropriate adjustment shall be made in the computation of the additional tax due to Landlord or any amount due to Tenant. The computation shall be made in accordance with generally accepted accounting principles applied on a consistent basis.

                    (e) If the last year of the term of this lease ends on any day other than the last day of a tax year, any payment due to Landlord or to Tenant by reason of any increase or decrease in taxes shall be prorated and Tenant shall pay any amount due to Landlord within thirty (30) days after being billed therefor, and Landlord shall pay any amount due to Tenant within thirty
(30) days following receipt of the final tax bill. This covenant shall survive the expiration or termination of this lease.

                    (f) If at any time during the term of this lease the method or scope of taxation prevailing at the commencement of the lease term shall be altered, modified or enlarged so as to cause the method of taxation to be changed, in whole or in part, so that in substitution for the real estate taxes now assessed there is, in whole or in part, a capital levy or other imposition based on the value of the Real Property, or the rents received therefrom, or some other form of assessment based in whole or in part on some other valuation of the Landlord's Real Property, as if such Real Property were the only property owned by the Landlord, then and in such event such substituted tax or imposition shall be payable and discharged pro rata, as applicable, in accordance with the obligations set forth in this Article 5, computed on the basis of such law promulgated which shall authorize such change in the scope of taxation, and as required by the terms and conditions of the within lease.

               5.8 Tenant's Percentage of the increase in the cost of Operational Services and taxes over the Base Year shall be deemed additional rent and such sum shall be paid promptly in the manner set forth in Article 4, and Landlord shall have all remedies as provided in this lease in the event of Tenant's default with respect to the making of any such payments.

          6.     USE
                 ---

               6.1 The Tenant covenants and agrees to use and occupy the Leased Premises for offices, bioscientific research, laboratory and production purposes only, subject to all applicable laws, ordinances, rules and regulations of any governmental boards or bodies having jurisdiction thereof.

               6.2 The Tenant covenants and agrees that it will not use the Leased Premises for any use which creates an extra hazard of fire or other danger or casualty, or which will increase the rate which Landlord or other tenants must pay to secure fire or liability insurance, or which will render the Building or its improvements uninsurable.

          7.     REPAIRS  AND  MAINTENANCE
                 -------------------------

               7.1 During the term of this lease, the Landlord, at its cost and expense, but subject to the provisions of Article 5 hereof, shall keep in good order, safe condition and repair the structural parts of the Building of which the Leased Premises are a part, including the walls, roof, floor, foundation, load bearing members, trusses and joists, as well as all plumbing, utilities and facilities serving the Leased Premises, except for repairs or maintenance occasioned by the negligence or deliberate act of Tenant or its agents, servants, employees and invitees which shall be then repaired at the cost and expense of the Tenant.

               7.2 Subject to Article 5 hereof, the Landlord shall take good care of and maintain and repair the lawns, shrubbery, driveway, sidewalks, entranceways, foyers, curbs and parking area on the Property, and the Landlord shall provide for snow removal.

               7.3 Tenant covenants and agrees that it shall not cause or permit any waste or damage to the Leased Premises or any overloading of the floor of the Building. Tenant shall, at the expiration of the lease term, deliver up the Leased Premises in good order and condition, ordinary wear and tear and damage by fire or other casualty excepted.

          8.     UTILITIES  AND  SERVICE
                 -----------------------

               8.1 The Tenant shall, at its own cost and expense, pay all utility meter and service charges applicable to the Leased Premises, including gas, sewer, electric, water and standby sprinkler charges, if any, janitorial and garbage disposal service. The Leased Premises shall be separately metered for gas, electric and water service and Tenant shall pay for such services directly to the utility companies providing the same. Tenant shall reimburse Landlord for Tenant's Percentage of electrical service for exterior lighting, sewer and standby sprinkler charges.

               8.2 Landlord shall not be liable for full or partial interruption of any of the above services or utilities from conditions beyond

Landlord's control, but Landlord shall take prompt action to restore the services and utilities. The rent shall not abate, in whole or in part, during any such interruption.

               8.3 Tenant shall furnish janitorial service to the Leased Premises in accordance with the schedule which is annexed hereto as Schedule "C". Tenant shall promptly forward to Landlord a copy of Tenant's janitorial service contract, and any renewal thereof.

          9.     INSURANCE
                 ---------

               9.1 The Landlord will, subject to the provisions of Article 5 hereof, obtain for the benefit of the Landlord, wherein the Landlord shall be the named insured, fire insurance with full extended coverage, including flood insurance if required by Landlord insuring the real Property of which the Leased Premises are a part, in an amount and value equivalent to the full replacement value of all the insurable improvements on the Property, without any deductible clause, which policy of insurance shall include broad form boiler and machinery coverage (inclusive of air-conditioning system, if any), together with insurance coverage against sprinkler damage to the building and its improvements. Said insurance, in any event, shall not be less than the amount of any first mortgage which may be placed on the Property by the Landlord and shall be in such form as any such bona fide mortgagee may reasonably require. The Landlord shall have the right from time to time to determine the full replacement value as may be required to comply with full replacement insurance requirements. The insurance to be obtained by Landlord shall include casualty rent insurance payable to and insuring the interest of the Landlord as to the value of the rental obligation hereunder to the extent of one (1) year's gross rental value, (inclusive of real estate taxes and applicable insurance premiums).

               9.2 The Tenant covenants and agrees that it will, at its sole cost and expense, carry liability insurance covering the Leased Premises in the minimum amount of THREE MILLION ($3,000,000.00) DOLLARS. Said policy shall be a single limit policy, issued by a good and solvent insurance company, reasonably satisfactory to Landlord, licensed to do business in the State of New Jersey. The Tenant further covenants and agrees that it will add as a party insured by such policy the interest of the Landlord and if, requested, Landlord's mortgagee, and Tenant will furnish Landlord with a certificate of said liability insurance prior to the commencement of the term of this lease, and annually thereafter. The Tenant agrees that such insurance coverage will be maintained in full force and effect during the term of the lease.

          9.3 Tenant hereby agrees to reimburse Landlord for Tenant's Percentage of the cost of excess liability coverage in the amount of up to SIXTY MILLION ($60,000,000.00) DOLLARS, pursuant to an "umbrella policy" to be obtained by Landlord, with respect to any premium or portion thereof applicable solely to the real property of which the Leased Premises are a part. In no event shall the premium exceed the premium that would be payable by a landlord of average creditworthiness in connection with an amount of coverage that would be purchased by a prudent building owner for a like building in the region having like uses.

          10.     INCREASE  OF  INSURANCE  RATES
                  ------------------------------

               If the rate which the Landlord must pay to secure fire insurance shall be increased because of any change in occupancy or use of the Leased Premises by the Tenant, or because of the Tenant's non-compliance with the rules, regulations or requests of the fire insurance carrier, then such increase shall be paid by the Tenant to the Landlord as additional rent.

          11.     TENANT'S  FIRE  INSURANCE
                  -------------------------

               The Tenant, at its own cost and expense, shall insure its own fixtures, equipment and contents, it being expressly understood and agreed that the same is not the responsibility of the Landlord nor shall it be liable therefor.

          12.     WAIVER  OF  SUBROGATION  RIGHTS
                  -------------------------------

               The Landlord and Tenant mutually waive all right of recovery against each other, their agents, servants or employees, for any loss, damage or injury of any nature whatsoever to property for which either party is insured. Each party shall obtain from its insurance carrier waivers of subrogation rights under their respective policies which shall be included within the terms of the policies and will furnish evidence of such waiver upon request.

          13.     FIRE  AND  CASUALTY
                  -------------------

               13.1 In case of any damage to or destruction of the Building by fire or other casualty occurring during the term of this lease which is not covered by the insurance required to be carried by Article 9.1, or in the case of damage to or destruction of the Building which cannot be repaired within two hundred seventy (270) days from the happening of such casualty, then, in such event, the term hereby created shall, at the option of either party, upon written notice to the other by certified mail, return receipt requested, within thirty (30) days of such fire or casualty, cease and become null and void from the date of such destruction or damage. However, if neither party shall elect to cancel this lease within the thirty (30) day period hereinabove provided, the Landlord shall thereupon repair and restore the Building with reasonable speed and dispatch, and the Rent shall not be accrued after said damage or while the repairs and restorations are being made, but shall recommence immediately after said Building is restored. Landlord, in any event, shall advise Tenant in writing as to whether or not the Building can be restored within the two hundred seventy (270) day period from the date of such casualty. Anything in this
Article 13 to the contrary notwithstanding, it is expressly understood and agreed that the Landlord shall be obligated to restore the Building only to the extent of such cost as will be equivalent to the proceeds received by Landlord pursuant to the fire insurance coverage to be provided to Landlord as in Article 9 provided. If the insurance proceeds are not sufficient to restore the Building to substantially the same condition which they were in prior to the casualty, then the Landlord shall have a period of thirty (30) days within which to determine whether to terminate the term hereby created (provided that Landlord has carried the insurance required under Article 9.1 hereof) unless the Landlord and Tenant shall mutually agree to the funding of any such excess construction costs. In the event of cancellation in accordance with this Article, the Tenant shall immediately surrender the Leased Premises and the Tenant's interest in said lease to the Landlord, and the Tenant shall only pay Rent to the time of such destruction or damage, in which event, the Landlord may re-enter and repossess the Leased Premises thus discharged from this lease and may remove all parties therefrom.

               13.2 In the event of any other insured casualty, which shall be repairable within two hundred seventy (270) days from the happening of such damage or casualty, the Landlord shall repair and restore the Building with reasonable speed and dispatch, and the Rent shall abate and be equitably apportioned as the case may be as to any portion of the Building which shall be unfit for occupancy by the Tenant, or which cannot be used by the Tenant so as to conduct its business. The Rent, however, shall accrue and recommence immediately upon restoration of the Building.

               13.3 Nothing hereinabove contained with respect to the Tenant's right to abate Rent under proper conditions shall be construed to limit or affect the Landlord's right to payment under any claim for damages covered by the rent insurance policy pursuant to the contract therefor required to be provided pursuant to Article 9 of this lease.

               13.4 For the purposes of this Article 13, in determining what constitutes reasonable speed and dispatch, consideration shall be given for delays which would be excuses for non-performance as in Article 31 hereinafter provided (Force Majeure).

               13.5 In the event of such fire or casualty as above provided, wherein the Landlord shall rebuild, the Tenant agrees, at its cost and expense, to forthwith remove any and all of its equipment, fixtures, stock and personal property as the same may be required to permit Landlord to expedite rebuilding and/or repair. In any event, the Tenant shall assume at its sole risk the responsibility for damage or security with respect to such fixtures and equipment in the event the Building area where the same may be located has been damaged, until the Building shall be restored and made secure.

               13.6 Anything in this Article 13 to the contrary notwithstanding, it is expressly understood and agreed that wherever reconstruction shall be undertaken, in the event of damage or casualty as in this Article 13 provided, the Landlord shall prosecute such reconstruction with reasonable speed and dispatch. In the event, however, such reconstruction or repair shall not be completed within ten (10) months from the date of such damage or casualty, then, in that event, the Tenant shall have the option at the expiration of the ten (10) month period to terminate the lease by notice in writing by Tenant to Landlord by certified mail, return receipt requested. In the event of such termination, neither party shall thereafter have any further liability, one to the other, in accordance with the terms and conditions of the lease.

          14.     ASSIGNMENT  AND  SUBLETTING
                  ---------------------------

               14.1 The Tenant may not assign this lease or sublet the Leased Premises or any part thereof unless it shall first advise the Landlord in writing by certified mail, return receipt requested, of its intention to assign or sublease. In such event the Landlord shall have thirty (30) days from receipt of such notice to elect to recapture the Leased Premises and terminate the within lease or to consent to the assignment of the lease or the sublease of the Leased Premises, which consent shall not be unreasonably withheld, providing the proposed assignee or subtenant is financially responsible and shall assume in writing the terms and conditions of the within lease on the part of the Tenant to be performed. In connection with any permitted assignment or subletting, the Tenant shall pay to the Landlord one-half ( ) of any increment in rent or other consideration, per square foot, per annum, received by Tenant over the Base Rent then in effect, after first deducting therefrom reasonable attorney's fees, real estate brokerage commissions and advertising costs incurred by Tenant in connection with such assignment or subletting.

               14.2 The Landlord's consent shall not be required and the terms and conditions of Article 14.1 shall not apply as to Landlord's right of first refusal to recapture if the Tenant assigns or subleases the Leased Premises to a parent, subsidiary, affiliate or a company into which Tenant is merged or with which Tenant is consolidated, or to the purchaser of all or substantially all of the assets of Tenant.

               14.3 In the event of any assignment or subletting permitted by the Landlord, the Tenant shall remain and be directly and primarily responsible for payment and performance of the within lease obligations, and the Landlord reserves the right, at all times, to require and demand that the Tenant pay and perform the terms and con-ditions of this lease. No such assignment or subletting shall be made to any Tenant who shall occupy the Leased Premises for any use other than that which is permitted to the Tenant, or for any use which may be deemed disreputable or extra hazardous, or which would in any way violate applicable laws, ordinances or rules and regulations of governmental boards and bodies having jurisdiction thereof.

          15.     COMPLIANCE  WITH  LOCAL  RULES  AND  REGULATIONS
                  ------------------------------------------------

               15.1 Landlord covenants and agrees with Tenant that, upon acceptance and occupancy of the Leased Premises, the Leased Premises will comply with all statutes, ordinances, rules, orders, regulations and requirements of the Federal, State and City Government and of any and all their departments and bureaus, and with the requirements of the Board of Fire Underwriters or their equivalent in the State of New Jersey which are applicable to the use and construction of the same.

               15.2 The Tenant covenants and agrees that, upon and after acceptance and occupancy of the Leased Premises, it will promptly execute and comply with all statutes, ordinances, rules, orders, regulations and requirements of the Federal, State and City Government and of any and all their departments and bureaus (provided same are applicable to Tenant's occupancy or use of the Leased Premises) or to the reasonable rules promulgated by the Landlord in writing for the correction, prevention and abatement of nuisances, violations or other grievances in, upon or connected with the Leased Premises during said term and arising from the operations of the Tenant therein, at the Tenant's cost and expense, subject to the right of the Tenant to contest the decision by any such department or bureau, as hereinafter mentioned. In the event the Tenant contests any such governmental decision, it shall indemnify, defend and save the Landlord harmless from any fine, penalty, costs and liability imposed upon the Landlord as a result of Tenant's failure so to comply. The Tenant covenants and agrees, at its own cost and expense, to comply with such regulations or requests as may be required by the fire or liability insurance carriers providing insurance for the Leased Premises, and will further comply with such other requirements that may be promulgated by the Board of Fire Underwriters in connection with the use and occupancy of the Leased Premises by the Tenant in the conduct of its business. Anything hereinabove contained to the contrary notwithstanding, it is expressly understood and agreed that the Tenant shall not be required to make structural changes in the Building if the same are required by governmental regulation, as the same may be applicable as a matter of general application to the Building, provided that the Tenant shall be required to make structural changes that may be required by governmental regulation if directly attributable and resulting from Tenant's occupancy and use of the Building in the conduct of its business.

               15.3 If the Tenant shall fail or neglect to comply with the aforesaid statutes, ordinances, rules, orders, regulations and requirements or any of them, failure of the Tenant to comply with the requirements of Article
15.2 above shall be deemed an item of default for which the Landlord shall have recourse by termination of this lease or exercise of any other rights reserved to the Landlord hereunder in accordance with the terms and conditions of this lease.

               15.4     Without  limiting anything hereinabove contained in this
Article 15, Tenant expressly covenants and agrees to fully comply with the provisions of the New Jersey Industrial Site Recovery Act (N.J.S.A. 13:1K-6, et seq.), or any successor statute, hereinafter referred to as "ISRA", and all regula-tions promulgated thereto (or under the New Jersey Environmental Clean-Up Responsibility Act, the predecessor statute of ISRA, as applicable) prior to the expiration or earlier termination of the within lease, or at any time that any action of the Tenant triggers the applicability of ISRA. In particular, the Tenant agrees that it shall comply with the provisions of ISRA in the event of any "closing, terminating or transferring" of Tenant's operations, as defined by and in accordance with the regulations which have been promulgated pursuant to ISRA. In the event evidence of such compliance is not delivered to the Landlord prior to surrender of the Leased Premises by the Tenant to the Landlord, it is understood and agreed that the Tenant shall be liable to pay to the Landlord an amount equal to two times the Base Rent then in effect, prorated on a monthly basis, together with all applicable additional rent from the date of such surrender until such time as evidence of compliance with ISRA has been delivered to the Landlord, and together with any costs and expenses incurred by Landlord in enforcing Tenant's obligations under this Article 15.4. Evidence of compliance, as used herein, shall mean a "letter of non-applicability" issued by the New Jersey Department of Environmental Protection, hereinafter referred to as "NJDEP", or an approved "negative declaration", "no further action letter" or a "remediation work plan" which has been fully implemented and approved by NJDEP. Evidence of compliance shall be delivered to the Landlord, together with copies of all submissions made to, and received from, the NJDEP, including all environmental reports, test results and other supporting documentation. In addition to the above, Tenant hereby agrees that it shall cooperate with Landlord in the event of the termination or expiration of any other lease affecting the Property, or a transfer of any portion of the property indicated on Schedule "A", or any interest therein, which triggers the provisions of ISRA. In such case, Tenant agrees that it shall fully cooperate with Landlord in connection with any information or documentation which may be requested by the NJDEP. In the event that any remediation of the Property is required in connection with the conduct by Tenant of its business at the Leased Premises, Tenant expressly covenants and agrees that it shall be responsible for that portion of said remediation which is attributable to the Tenant's use and occupancy thereof. Tenant hereby represents and warrants that its Standard
Industrial Classification No. is 8731, and that Tenant shall not generate, manufacture, refine, transport, treat, store, handle or dispose of "hazardous substances" as the same are defined under ISRA and the regulations promulgated pursuant thereto, except in accordance with applicable laws and regulations. Tenant hereby agrees that it shall promptly inform Landlord of any change in its SIC number or the nature of the business to be conducted in the Leased Premises.

Notwithstanding anything hereinabove contained to the contrary, the Landlord agrees that it shall indemnify, defend and save harmless the Tenant from and against any and all claims or liabilities incurred in connection with the environmental condition of the Leased Premises existing as of the Commencement Date hereunder. The within covenants shall survive the expiration or earlier termination of the lease term.

          16.     FIXTURES
                  --------

               16.1 The Tenant may install and remove property, equipment and fixtures in the Leased Premises during the term of the lease. If the Tenant moves out or is dispossessed and fails to remove any such property, equipment and fixtures, then the said property, equipment and fixtures shall be deemed at the option of the Landlord to be abandoned, and Tenant shall reimburse to Landlord the reasonable cost of removal thereof from the Leased Premises, including any cost of storage or disposal thereof.

               16.2 The Tenant shall repair, at its cost and expense, any damage to the Leased Premises resulting from the removal of its property, equipment and fixtures. However, if Tenant fails to do so, it shall be responsible to reimburse the Landlord for the reasonable cost of compliance with the terms and conditions of the within covenant.

               16.3 All installation and removal of Tenant's property, equipment and fixtures shall be done in accordance with all applicable laws, ordinances and the rules and regulations of all governmental boards and bodies having jurisdiction thereof.

          17.     REPAIR  OF  DAMAGES
                  -------------------

               In case of any waste or damage to the Leased Premises caused by the negligence or willful act of the Tenant or the Tenant's agents, servants, employees, or invitees, the Tenant shall repair the said waste or damage as speedily as possible at the Tenant's own cost and expense, except for damage or injury for which insurance proceeds are available to Landlord pursuant to the terms and conditions of this lease.

          18.     NON-WAIVER
                  ----------

               The failure of the Landlord or Tenant to insist upon strict performance of any of the covenants or conditions of this lease or to exercise any option herein conferred (except for Tenant's Option to Renew, if any, which must be exercised strictly in accordance with its terms) in any one or more instances shall not be con-strued as a waiver or relinquishment of any such covenants, conditions or options, but the same shall be and remain in full force and effect. If the Landlord pursues any remedy granted by the terms of this lease or the terms of applicable law, it shall not be construed as a waiver or relinquishment of any other remedy afforded thereby.

          19.     ALTERATIONS  AND  IMPROVEMENTS
                  ------------------------------

               19.1 The Tenant may make alterations, additions or improvements to the Building only with the prior written consent of the Landlord, which consent shall not be unreasonably withheld, provided such alterations, additions or improvements do not require structural changes in the Building, or do not lessen the value of the Leased Premises or the Building. Any consent which Landlord may give shall be conditioned upon Tenant furnishing to Landlord, detailed plans and specifications with respect to any such changes, to be approved by Landlord in writing. As a condition of such consent, Landlord reserves the right to require Tenant to remove, at Tenant's sole cost and expense, any such alterations or additions prior to the expiration of the lease term. If Landlord does not require such removal, any such alterations or additions shall be deemed to be part of the realty upon installation, provided that Tenant, at its option, shall have the right to remove the same, provided it shall be responsible to repair any damage to the Leased Premises or the Building occasioned by such removal, provided such removal is made prior to the expiration of the lease term. Notwithstanding the above, the Tenant shall have the right to make non-structural additions or improvements, without the Landlord's prior written consent, provided that (a) such additions or improvements do not cost in excess of TEN THOUSAND AND 00/100 ($10,000.00)
DOLLARS, in the aggregate; (b) the same do not require alteration of the Building structure or mechanical systems; and (c) Tenant shall forward a copy of all plans and specifications relating to such work to the Landlord, prior to the commencement of such work. Tenant shall reimburse Landlord for all costs and expenses incurred by Landlord for review of said plans and specifications and for any supervision deemed necessary by Landlord in connection with the work to be performed by Tenant. All such alterations, additions or improvements shall be only in conformity with applicable governmental and insurance company requirements and regulations applicable to the Leased Premises. Tenant shall hold and save Landlord harmless and indemnify Landlord against any claim for damage or injury in connection with any of the foregoing work which Tenant may make as hereinabove provided. Tenant shall have no obligation to remove the initial installation of leasehold improvements to be constructed by Landlord pursuant to Article 3 hereof.

               19.2 Nothing herein contained shall be construed as a consent on the part of the Landlord to subject the estate of the Landlord to liability under the Construction Lien Law of the State of New Jersey, it being expressly understood that the Landlord's estate shall not be subject to such liability.

               19.3 It is expressly understood and agreed that in the event alterations or improvements required by Tenant are performed by Landlord's designated contractor, Tenant shall make payments to said contractor strictly in accordance with the agreement entered into between said parties. Default in payment by Tenant under said construction contract shall be deemed to be a default under this Lease for which Landlord shall have the right of termination as hereinafter set forth in Article 27.

          20.     NON-LIABILITY  OF  LANDLORD
                  ---------------------------

               20.1 It is expressly understood and agreed by and between the parties to this agreement that the Tenant shall assume all risk of damage to its property, equipment and fixtures occurring in or about the Leased Premises, whatever the cause of such damage or casualty.

               20.2 It is expressly understood and agreed that, in any event, the Landlord shall not be liable for any damage or injury to property or person caused by or resulting from steam, electricity, gas, water, rain, ice or snow, or any leak or flow from or into any part of the Building, or from any damage or injury resulting or arising from any other cause or happening whatsoever, except for the negligence or willful misconduct of the Landlord or Landlord's agents, servants or employees.

          21.     GLASS
                  -----

               The Tenant agrees to replace, at its cost and expense, any broken glass in the windows or other apertures of the Leased Premises, provided such damage or casualty is caused by the negligence or act of the Tenant, its agents, servants, employees or invitees.

          22.     LANDLORD'S  ACCESS  FOR  FUTURE  CONSTRUCTION
                  ---------------------------------------------

               The Landlord reserves the right to enter the Leased Premises in connection with the construction and erection of any additions or improvements to the Building, provided that in the use of such right the Landlord shall not unreasonably interfere with the use of the parking areas and driveways or with Tenant's business.

          23.     QUIET  ENJOYMENT
                  ----------------

               The Landlord covenants and represents that the Landlord is the owner of the Leased Premises herein leased and has the right and authority to enter into, execute and deliver this lease, and does further covenant that the Tenant on paying the rent and performing the conditions and covenants herein contained shall and may peaceably and quietly have, hold and enjoy the Leased Premises for the term aforementioned.

          24.     SIGNS
                  -----

               Tenant shall have the right to install its name and logo on the exterior facade of the Building, and Tenant shall have the right to install a "monument" sign on the Property, subject to the Landlord's prior written approval, which approval shall not be unreasonably withheld or delayed. Tenant shall also be responsible to obtain all permits and approvals necessary for the installation of such signs, at Tenant's sole cost and expense. Upon the expiration or earlier termination of this lease, Tenant shall remove the sign which has been affixed to the facade of the Building and shall restore said facade to the condition which existed prior to the installation of said sign, at Tenant's sole cost and expense.

          25.     INSPECTION  BY  LANDLORD
                  ------------------------

               The Tenant agrees that the Landlord's agents or other representatives shall have the right to enter into and upon the Leased Premises, or any part thereof, at all reasonable hours without unduly disturbing the operations of the Tenant, for the purpose of examining the Leased Premises or for making such repairs or alterations therein as may be necessary for the safety and preservation thereof.

          26.     NOTICES
                  -------

               All notices required or permitted to be given to the Landlord shall be given by certified mail, return receipt requested, addressed to the Landlord at the address set forth at the head of this lease, or such other place as the Landlord shall designate in writing. All notices required or permitted to be given to the Tenant shall be given by certified mail, return receipt requested, addressed to the Tenant at the Leased Premises (except that, prior to the Commencement Date, notices to Tenant shall be sent to the address set forth at the head of this Lease), or such other place as the Tenant shall designate in writing with a copy to be sent by regular mail to Steven B. Fuerst, Esq., Lowenstein, Sandler, 50 Division Street, Somerville, New Jersey 08876.

          27.     DEFAULT  BY  TENANT
                  -------------------

               27.1 Each of the following shall be deemed a default by Tenant and breach of this lease:

               (1)     (i)      filing  of  a  petition  by  the  Tenant  for
adjudication as a bankrupt, or for reorganization, or for an arrangement under any federal or state statute;

                       (ii)      dissolution  or  liquidation  of  the  Tenant;

                       (iii) appointment of a permanent receiver or a permanent trustee of all or substantially all the property of the Tenant;

                       (iv) taking possession of the property of the Tenant by a governmental officer or agency pursuant to statutory authority for dissolution, rehabilitation, reorganization or liquidation of the Tenant;

                       (v) making by the Tenant of an assignment for the benefit of creditors;

                       (vi) abandonment, desertion or vacation of the Leased Premises by the Tenant.

          If any event mentioned in this subdivision (1) shall occur, Landlord may thereupon or at any time thereafter elect to cancel this lease by ten (10) days' written notice to the Tenant, and this lease shall terminate on the day in such notice specified with the same force and effect as if that date were the date herein fixed for the expiration of the term of the lease.

               (2)     (i)     Default  in  the  payment  of  the  Base  Rent or
additional rent herein reserved or any part thereof for a period of seven (7) days after the same is due and payable as in this lease required.

                       (ii) A default in the performance of any other covenant or condition of this lease on the part of the Tenant to be performed for a period of thirty (30) days after notice. For purposes of this subdivision (2) (ii) hereof, no default on the part of Tenant in performance of work required to be performed or acts to be done or conditions to be modified shall be deemed to exist if steps shall have been commenced by Tenant diligently after notice to rectify the same and shall be prosecuted to completion with reasonable diligence, subject, however, to unavoidable delays.

               27.2 In case of any such default under Article 27.1(2) and at any time thereafter following the expiration of the respective grace periods above mentioned, or in the event that Tenant is consistently late in the punctual payment of Base Rent and/or additional rent required to be paid under this lease as shall be evidenced by late payments made during any period of four
(4) months during any twelve (12) month period measured from the date of the first late payment, Landlord may serve a notice upon the Tenant electing to terminate this Lease upon a specified date not less than seven (7) days after the date of serving such notice and this Lease shall then expire on the date so specified as if that date has been originally fixed as the expiration date of the term herein granted; however, a default under Article 27.1(2) hereof shall be deemed waived if such default is made good before the date specified for termination in the notice of termination served on Tenant.

               27.3 In case this Lease shall be terminated as hereinbefore provided, or by summary proceedings or otherwise, Landlord or its agents may, immediately or any time thereafter, re-enter and resume possession of the Leased Premises or such part thereof, and remove all persons and property therefrom, either by summary proceedings or by a suitable action or proceeding at law without being liable for any damages, provided any entry pursuant to the foregoing shall be in accordance with law. No re-entry by Landlord shall be deemed an acceptance of a surrender of this lease.

               27.4 In case this lease shall be terminated as hereinafter provided, or by summary proceedings or otherwise, Landlord may, in its own name and in its own behalf, relet the whole or any portion of the Leased Premises, for any period equal to or greater or less than the remainder of the then current term, for any sum which it may deem reasonable, to any tenant which it may deem suitable and satisfactory, and for any use and purpose which it may deem appropriate, and in connection with any such lease Landlord may make such changes in the character of the improvements on the Leased Premises as Landlord may determine to be appropriate or helpful in effecting such lease and may grant concessions or free rent. Landlord agrees that it will take reasonable steps to mitigate Tenant's damages. Landlord shall not in any event be required to pay Tenant any surplus of any sums received by Landlord on a reletting of the Leased Premises in excess of the rent reserved in this lease.

               27.5 (1)     In  case  this  lease  be  terminated  by  summary
proceedings, or otherwise, as provided in this Article 27, and whether or not the Leased Premises be relet, Landlord shall be entitled to recover from the Tenant, the following:

                    (i) a sum equal to all expenses, if any, including reasonable counsel fees, incurred by Landlord in recovering possession of the Leased Premises, and all reasonable costs and charges for the care of said Leased Premises while vacant, which damages shall be due and payable by Tenant to Landlord at such time or times as such expenses shall have been incurred by Landlord; and
                   (ii) A sum equal to all damages set forth in this Article 27 and in Article 28 here-inafter referred to.

                    (2) Without any previous notice or demand, separate actions may be maintained by Landlord against Tenant from time to time to recover any damages which, at the commencement of any such action, have then or theretofore become due and payable to the Landlord under this Article 27 and subsections hereof without waiting until the end of the then current term.

                    (3) All sums which Tenant has agreed to pay by way of taxes, sewer charges, water rents or water meter charges, insurance premiums and other similar items becoming due from time to time under the terms of this lease, shall be deemed additional rent reserved in this lease within the meaning of this Article 27 and subsections hereof.

                    (4) Notwithstanding anything in this lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this lease, whether or not expressly denominated as rent, shall constitute rent for the purposes of section 502(b)(6)of the Bankruptcy Code, 11 U.S.C. Section 502(b)(6), or any successor statute.

          28.     LIABILITY  OF  TENANT  FOR  DEFICIENCY
                  --------------------------------------
               In the event that the relation of Landlord and Tenant may cease or terminate by reason of the default by Tenant and the re-entry of Landlord as permitted by the terms and conditions contained in this lease or by the ejectment of Tenant by summary proceedings or other judicial proceedings, or after the abandonment of the Leased Premises by Tenant, it is hereby agreed that Tenant shall remain liable to pay in monthly payments the rent which shall accrue subsequent to the re-entry by Landlord, and Tenant expressly agrees to pay as damages for the breach of the covenants herein contained the difference between the rent reserved and the rent collected and received, if any, by Landlord, during the remainder of the unexpired term, as the amount of such difference or deficiency shall from time to time be ascertained.

          29.     MORTGAGE  PRIORITY
                  ------------------

               This lease shall not be a lien against the Leased Premises in respect to any mortgages that are now or may hereafter be placed upon the Property. The recording of such mortgage or mortgages shall have preference and precedence and be superior and prior in lien to this lease irrespective of the date of recording, and the Tenant agrees to execute any instruments which may be deemed necessary or desirable to further effect the subordination of this lease to any such mortgage or mortgages. A refusal by the Tenant to execute such instruments shall entitle the Landlord to the option of canceling this lease, and the term hereof is hereby expressly limited accordingly. Landlord hereby agrees that it shall obtain, for the benefit of Tenant, a Subordination, Non-Disturbance and Attornment Agreement from Landlord's current mortgagee and from all future mortgagee's of the Property, it being understood and agreed that any such Agreement shall be written on the applicable mortgagee's customary form.

          30.     STATEMENT  OF  ACCEPTANCE
                  -------------------------

               Upon the Tenant's accepting the Leased Premises and entering possession pursuant to the terms and conditions hereof, the Tenant covenants and agrees that it will furnish to the Landlord a statement that it accepts the Leased Premises and agrees to pay the rent from the date of acceptance, subject to the terms and conditions of the lease as herein contained, which statement may be in recordable form if required by the Landlord. Tenant further agrees that subsequent to the Commencement Date it will execute, as a condition of the within lease, an estoppel letter as may be required from Landlord's mortgagee from time to time, certifying among other things the Commencement Date of the lease, status of current rent payments by Tenant, and any other pertinent information as may be reasonably required by such mortgagee as it affects the status of the within lease. Tenant agrees that it shall not delay issuance of the statement of acceptance or estoppel letter based on completion of Punch List items, it being understood that the granting of the statement of acceptance or estoppel letter shall not diminish or release Landlord from its obligation to complete and/or correct Punch List items.

          31.     FORCE  MAJEURE
                  --------------

               Except for the obligation of the Tenant to pay rent and other charges as in this lease provided, the period of time during which the Landlord or Tenant is prevented from performing any act required to be performed under this lease by reason of fire, catastrophe, strikes, lockouts, civil commotion, acts of God or the public enemy, government prohibitions or preemptions, embargoes, inability to obtain material or labor by reason of governmental regulations or prohibitions, the act or default of the other party, or other events beyond the reasonable control of Landlord or Tenant, as the case may be, shall be added to the time for performance of such act.

          32.     CHANGES  IN  OR  ABOUT  PREMISES
                  --------------------------------

               This lease shall not be affected or impaired by any change in any sidewalk, alleys or streets adjacent to or around the Building, or any change parking regulations of applicable governmental boards or bureaus having juris-diction thereof.

          33.     LIMIT  OF  LANDLORD'S  LIABILITY
                  --------------------------------

               In case the Landlord shall be a joint venture, trust, partnership, tenancy in common, association or other form of joint ownership, the individual members thereof shall have absolutely no personal liability or obligation with respect to any provision of this lease, or any obligation or liability arising therefrom or in connection therewith, which covenant hereinabove referred to, shall be deemed effective as of the date Landlord completes and delivers the Leased Premises in accordance with the terms and conditions of the lease.

          34.     LANDLORD'S  RIGHT  OF  ENTRY  AND  ALTERATIONS
                  ----------------------------------------------

               Landlord or its agents shall have the right at any time to enter upon the Leased Premises to examine the same, to clean windows, or to make such repairs, alterations or improvements as Landlord may deem necessary or proper; and, during such operations, Landlord may close entrances, doors, corridors, elevators and other facilities, all without any liability to Tenant by reason of interference, inconvenience or annoyance; provided, however, that if such work should materially reduce the area rented by Tenant, the rent paid by Tenant shall be proportionately reduced, and further provided that such work will be done in such a manner as to cause the least possible interference, inconvenience and annoyance to Tenant. However, this Article shall not be deemed as imposing any duty on Landlord to undertake any of the acts specified therein.

          35.     LANDLORD'S  REMEDIES
                  --------------------

               35.1 The rights and remedies given to the Landlord in this lease are distinct, separate and cumulative remedies, and no one of them, whether or not exercised by the Landlord, shall be deemed to be in exclusion of any of the others.

               35.2 In addition to any other legal remedies for violation or breach by or on the part of the Tenant or by any undertenant or by anyone holding or claiming under the Tenant or any one of them, of the restrictions, agreements or covenants of this lease on the part of the Tenant to be performed or fulfilled, such violation or breach shall be restrainable by injunction at the suit of the Landlord.

               35.3 No receipt of money by the Landlord from any receiver, trustee or custodian, debtor in possession, or any permitted subtenant, shall reinstate, continue or extend the term of this lease or affect any notice theretofore given to the Tenant, or to any such receiver, trustee or custodian, debtor in possession, or any permitted subtenant, or operate as a waiver or estoppel of the right of the Landlord to recover possession of the Leased Premises for any of the causes therein enumerated by any lawful remedy; and the failure of the Landlord to enforce any covenant or condition by reason of its breach by the Tenant shall not be deemed to void or affect the right of the Landlord to enforce the same covenant or condition on the occasion of any subsequent default or breach.

               35.4 Tenant agrees that it shall reimburse Landlord for Landlord's reasonable attorney's fees incurred in enforcing the terms and conditions of this lease on the part of the Tenant to be performed. Tenant further agrees to reimburse Landlord for Landlord's attorney's fees incurred in connection with the review by Landlord of any Landlord's waiver, assignment or sublet agreement or any other documentation reviewed by Landlord at Tenant's request.

          36.     LANDLORD'S  RESERVED  RIGHTS
                  ----------------------------

               Landlord  reserves  the  following  rights:
               (1) To decorate, remodel, repair, alter or otherwise prepare the Leased Premises for re-occupancy if the Tenant vacates the Leased Premises during or prior to the last ninety (90) days of the term of this lease, as the same may be extended.

               (2) To show the Leased Premises to prospective tenants or brokers during the last year of the term of this lease, as the same may be extended, and to prospective purchasers at all reasonable times, provided prior notice to Tenant in each case is given, and Tenant's use and occupancy of the Leased Premises shall not be materially inconvenienced by any such action of Landlord. Landlord may enter upon the Leased Premises and may exercise any or all of the foregoing rights hereby reserved without being deemed guilty of an eviction or disturbance of Tenant's use or possession and without being liable in any manner to Tenant. Notwithstanding the foregoing, Landlord agrees that it shall arrange said visitation only by appointment with Tenant.

               (3) (i) To the extent the same may from time to time or at any time during the term of this lease be made available, Tenant shall have the right to the non-exclusive use, in common with others, of driveways and footways and of such loading and other facilities as may be constructed and designated by Landlord on the Property for use by tenants of the Property. Said areas, which are included in the definition of the Property shall hereafter be referred to as the "Common Area". Landlord may, in its sole discretion, at any time and from time to time increase, decrease or change in any manner the Common Area, including, without limitation, eliminate, relocate, expand, reduce, modify or prescribe changes in the permitted use of any or all of the present or future Common Area, and no such action of Landlord shall be deemed to be an eviction of Tenant or breach of this lease, nor give rise to any claim for damages or for reduction or abatement of the rent or additional rent.

                  (ii) Landlord may at any time temporarily close the Common Area to make repairs or changes therein or to effect construction, repairs or changes within the Complex, or to discourage non-tenant parking, and to do such other acts in and to the Common Area as in its judgment may be desirable to improve the convenience thereof.

                  (iii) If Landlord deems it necessary to prevent the acquisition of public rights, Landlord from time to time may temporarily close portions of the Common Area, erect private boundary marks or take further appropriate action for that purpose, and such action shall not be deemed an eviction or disturbance of Tenant's use of the Leased Premises or a breach of this lease, nor give rise to any rent or additional rent.

                   (iv) No action by Landlord shall be permitted which would eliminate or substantially reduce access to the Leased Premises.

          37.     LEASE  CONSTRUCTION
                  -------------------

               This lease shall be construed pursuant to the laws of the State of New Jersey.

          38.     BIND  AND  INURE  CLAUSE
                  ------------------------

               The terms, covenants and conditions of the within lease shall be binding upon and inure to the benefit of each of the parties hereto, their respective executors, administrators, heirs, successors and assigns, as the case may be.

          39.     DEFINITIONS
                  -----------

               The neuter gender, when used herein and in the acknowledgment hereafter set forth, shall include all persons, firms and corporations, and words used in the singular shall include words in the plural where the text of the instrument so requires.

          40.     PARAGRAPH  HEADING
                  ------------------

               The paragraph headings herein are inserted only as a matter of convenience and for reference, and in no way to define, limit or describe the scope of this lease nor the intent of any provision hereof.

          41.     ENTIRE  AGREEMENT
                  -----------------

               This lease contains the entire agreement between the parties and no modifications shall be effective unless set forth in an instrument in writing executed by both parties hereto.

          42.     DEFINITION  OF  TERM  OF  "LANDLORD"
                  ------------------------------------

               When the term "Landlord" is used in this lease it shall be construed to mean and include only the owner of the fee title of the Leased Premises. Upon the transfer by the Landlord of the fee title hereunder, the Landlord shall advise the Tenant in writing by certified mail, return receipt requested, of the name of the Landlord's transferee. In such event, the then Landlord shall be automatically freed and relieved from and after the date of such transfer of title of all personal liability with respect to the performance of any of the covenants and obligations on the part of the Landlord herein contained to be performed, provided any such transfer and conveyance by the Landlord is expressly subject to the assumption by the grantee or transferee of the obligations of the Landlord to be performed pursuant to the terms and conditions of the within lease.

          43.     SURVIVAL  OF  OBLIGATION
                  ------------------------

               It is expressly understood and agreed that in the event there are any obligations of Tenant with respect to payment or performance as required under the terms and conditions of this lease that shall have not been performed prior to the expiration or termination of the lease in accordance with its terms, such obligation, including the obligation to make rent adjustments and other lease adjust-ments, shall survive the expiration or termination of the lease term and surrender of the Leased Premises by the Tenant to the Landlord.

          44.     BROKERAGE
                  ---------

               The parties mutually represent to each other that INSIGNIA/ESG, INC., Park 80 West, Plaza I, Saddle Brook, New Jersey 07663, is the sole broker who negotiated and consummated the within transaction, and that neither party dealt with any other broker in connection with the within lease, it being understood and agreed that the Landlord shall be responsible, at its sole cost and expense, to pay the real estate brokerage in connection with this lease transaction pursuant to any written commission agreement entered into between Landlord and broker. Landlord agrees to indemnify, defend and save harmless Tenant in connection with the claims of any other real estate brokers claiming commissions in connection with the within transaction and claiming authority from Landlord. Tenant agrees to indemnify, defend and save harmless Landlord in connection with the claims of any other real estate brokers claiming commissions in connection with the within transaction and claiming authority from Tenant.

          45.     OPTION  TO  RENEW
                  -----------------

               45.1 Provided the Tenant is not in default pur-suant to the terms and conditions of this lease, the Tenant is hereby given the right and privilege to renew the within lease for two (2) successive five (5) year periods, to commence at the end of the initial term of this lease, which renewals shall be upon the same terms and conditions as in this lease contained, except as follows:

                    (1) During the first five (5) year renewal period, Tenant shall pay Base Rent in the amount of SIX HUNDRED EIGHTY THOUSAND SEVEN HUNDRED EIGHTY THREE AND 25/100 ($680,783.25) DOLLARS per annum, in equal installments in the sum of FIFTY SIX THOUSAND SEVEN HUNDRED THIRTY ONE AND 94/100 ($56,731.94) DOLLARS per month, in the same manner as required by Article 3 hereof; and

                    (2) During the second five (5) year renewal period, Tenant shall pay Base Rent in the amount of SEVEN HUNDRED EIGHTY TWO THOUSAND ONE HUNDRED SEVENTY SIX AND 50/100 ($782,176.50) DOLLARS per annum, in equal installments in the sum of SIXTY FIVE THOUSAND ONE HUNDRED EIGHTY ONE AND 38/100 ($65,181.38) DOLLARS per month, in the same manner as required by Article 3 hereof.

               45.2 The right, option, and privilege of the Tenant to renew this lease as hereinabove set forth is expressly conditioned upon the Tenant delivering to the Land-lord, in writing, by certified mail, return receipt requested, twelve (12) months' prior notice of its intention to renew, which notice shall be given to the Landlord by the Tenant no later than twelve (12) months prior to the date fixed for termination of the original term of this lease.

               45.3 The obligation to pay the Base Rent as hereinabove provided shall be in addition to the obligation to pay all additional rent and all applicable tax escalations and cost escalations of Operational Services as required pursuant to the terms and conditions of the within lease computed from the initial Commencement Date of the within lease as applicable.

          46.     LOSS  OF  OPTION  RIGHTS
                  ------------------------

               Anything in this lease to the contrary notwithstanding, it is expressly understood and agreed that the Option to Renew as provided in Article 45 shall be deemed null and void and of no further force and effect upon notice by Landlord to Tenant in the event (i) Landlord is obligated to institute litigation to enforce payment and performance as required under this lease, and providing Landlord is successful and prevails in such action; or (ii) Tenant is consistently late in the punctual payment of annual Base Rent and/or additional rent required to be paid under this lease as shall be evidenced by late payments made during any period of four (4) months during any twelve (12) month period [but only during the last three (3) years of the lease term] measured from the date of the first late payment.

          47.     CONDEMNATION
                  ------------

               If the whole or part of the Leased Premises shall be acquired by eminent domain for any public or quasi--public use or purpose so that the Leased Premises cannot be used for its intended leased purposes, or if the parking areas shall be taken by eminent domain and the Landlord shall not substantially replace such parking areas, then and in that event, the term of this lease shall cease and terminate from the date that possession of the Leased Premises is taken by the condemning authority in the eminent domain proceeding, or as the result of the delivery of a deed in lieu of condemnation. The Tenant shall have no claim against the Landlord for the value of any unexpired term of said lease. No part of any award made to the Landlord shall belong to the Tenant, nor shall the Tenant make any claim against the condemning authority for the value of its leasehold. Anything hereinabove contained to the contrary notwithstanding, it is expressly understood agreed that, without affecting Landlord's award as hereinabove referred to, the Tenant may make such independent claim as the law may allow with respect to Tenant's leasehold improvements, if any, trade fixtures and equipment.

          48.     INDEMNITY
                  ---------

               Anything in this lease to the contrary notwithstanding, and without limiting the Tenant's obligation to provide insurance pursuant to
Article 9 hereunder, the Tenant covenants and agrees that it will indemnify, defend and save harmless the Landlord against and from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including without limitation reasonable attorneys' fees, which may be imposed upon or incurred by Landlord by reason of any of the following occurring during the term of this lease:

          (i) Any matter, cause or thing arising out of use, occupancy, control or management of the Leased Premises and any part thereof;

         (ii) Any negligence on the part of the Tenant or any of its agents, contractors, servants, employees, licensees or invitees;

        (iii) Any accident, injury, damage to any person or property occurring in, or about the Leased Premises;

         (iv) Any failure on the part of Tenant to perform or comply with any of the covenants, agreements, terms or conditions contained in this lease on its part to be performed or complied with.

          (v) Subject to the exception set forth in Article 20.2, the foregoing shall not require indemnity by Tenant in the event of damage or injury occasioned by the negligence or acts of commission or omission of the Landlord, its agents, servants or employees.

               Landlord shall promptly notify Tenant of any such claim asserted against it and shall promptly send to Tenant copies of all papers or legal process served upon it in connection with any action or proceeding brought against Landlord by reason of any such claim.

          49.     SECURITY
                  --------

               Upon execution of this lease, the Tenant shall deposit with the Landlord the sum of ONE HUNDRED THOUSAND AND 00/100 ($100,000.00) DOLLARS as security for the full and faithful performance of this lease upon the part of the Tenant to be performed. In addition, Tenant shall deliver to Landlord an irrevocable, unconditional letter of credit (the "Letter of Credit"), drawable upon sight draft together with a certification of Landlord that Tenant is in default pursuant to the terms and conditions of this lease (beyond applicable notice and cure periods), which Letter of Credit shall initially be in the amount of THREE HUNDRED EIGHT THOUSAND THREE HUNDRED SEVENTY ONE AND 48/100 ($308,371.48) DOLLARS, it being understood that the amount of said Letter of Credit may be reduced by the amount of ten (10%) percent each year during the term. Said Letter of Credit shall be automatically renewable and shall be issued by a banking institution located in the State of New Jersey or the City of New York which is reasonably acceptable to the Landlord. In the event of a default by Tenant and termination of this lease by Landlord, Landlord shall have the right to cash said Letter of Credit and to retain that portion thereof which is equal to the unamortized portion of the real estate brokerage commission to be paid by Landlord pursuant to Article 44 hereof. Any remaining amount shall be returned to Tenant. Upon termination of this lease, and providing the Tenant is not in default hereunder and has performed all of the conditions of this lease, the Landlord shall return the said sum of ONE HUNDRED THOUSAND AND 00/100 ($100,000.00) DOLLARS and the Letter of Credit to the Tenant. Anything herein contained to the contrary notwithstanding, it is expressly understood and agreed that the said security deposit shall not bear interest. Tenant covenants and agrees that it will not assign, pledge, hypothecate, mortgage or otherwise encumber the aforementioned security during the term of this lease. It is expressly understood and agreed that the Landlord shall have the right to co-mingle the security funds with its general funds and said security shall not be required to be segregated.

          50.     SUBDIVISION  AND  SITE  PLAN  APPROVALS
                  ---------------------------------------

               Landlord and Tenant acknowledge that the Property is part of a larger parcel of land, known as Lot 1.01 in Block 61 on the Tax Maps of the Township of Branchburg, New Jersey. Promptly following the execution date of this lease, Landlord shall file subdivision and site plan applications with the

Township of Branchburg so as to properly subdivide the Property and to provide for parking facilities to serve the Building containing at least one hundred seventy-five (175) parking spaces (the "Site Plan"). In addition, said application shall include provisions for the installation of liquid nitrogen tanks and an aspiration shed in a fenced-in area adjacent to the Building. Landlord shall diligently prosecute said applications so as to obtain the required approvals as soon as is reasonably possible.

          51.     SATELLITE  DISH
                  ---------------

               51.1 Tenant may, at its sole cost and expense, erect, maintain, install and operate for the business purposes of Tenant during the term of the lease, or any extension thereof, a satellite transmittal/receiving dish antenna (the "Satellite Dish") on the Property, if possible, and otherwise on the roof of the Building, provided that (i) Tenant shall comply with all applicable laws, orders and regulations, and the terms and conditions of this lease, (ii) the installation thereof shall not cause excess structural stress affecting the load bearing capacity of the roof of the Building, and (iii) Tenant shall be responsible for any and all damage to the Building caused by or arising out of the installation, maintenance or removal of the Satellite Dish. Tenant's right to install the Satellite Dish shall include the right to run cable lines to the Leased Premises. Landlord hereby reserves the right to grant to other tenants the right to use the roof for similar purposes.

               51.2 The Satellite Dish shall be installed in accordance with plans, specifications and configurations submitted to Landlord for review, and Landlord shall have the right to approve the size, location, aesthetics and manner of installation of the Satellite Dish, said approval not to be unreasonably withheld or delayed. In the event that any penetrations of the roof of the Building shall be required, the Tenant shall be required to utilize the services of the Landlord's roofing contractor in connection with such installation. Tenant shall promptly reimburse Landlord for all reasonable costs and expenses, including attorneys' fees, incurred by Landlord in connection with the Satellite Dish. Tenant shall obtain any governmental licenses and/or permits now or hereafter required for the installation, operation, use, maintenance and removal of the Satellite Dish and related facilities.

               51.3 Upon notice to Landlord, and provided that the Satellite Dish may not be located on the ground, Tenant shall be given access to such part of the roof of the Building (the "Rooftop Space") for the limited purpose of exercising Tenant's rights with respect to the Satellite Dish, subject to reasonable controls and restrictions imposed by Landlord from time to time.
Tenant agrees that the Satellite Dish will operate in a band to be used for broadcast and reception only, and may not be used in any fashion which would cause any interference to any data processing operation or any other antennae, radio systems or microwave dishes located at the Building, and any such interference shall be eliminated within a reasonable period of time not to exceed seventy-two (72) hours after notice of the same is given to Tenant. Tenant shall at all times maintain the Satellite Dish and related facilities in good order and repair, and shall pay all costs therefor, including, without limitation, the cost of electricity. Upon expiration or termination of this lease, Tenant shall, at its own expense, and in accordance with applicable laws, remove the Satellite Dish and all related conduits, cables and facilities installed on or in the Building and repair any damage caused by such removal to, and restore, the Rooftop Space, the Leased Premises and the Building.

               51.4 Tenant agrees to indemnify, defend and save Landlord, its employees and its agents, other tenants, licensees, invitees and their beneficiaries harmless from and against any and all losses, damages, costs (including the cost of litigation and attorneys' fees), claims, penalties and liabilities of any nature whatsoever arising out of or in connection with the Satellite Dish and other facilities related thereto, and shall carry contractual liability insurance to cover the liability hereby assumed.

          52.     RIGHT  OF  FIRST  REFUSAL  ON  ADDITIONAL  SPACE
                  ------------------------------------------------

               In the event Landlord intends to commence construction of an additional building on the lot which shall be contiguous to the Property, Landlord shall notify Tenant of such fact and Tenant shall have a thirty (30) day period within which to negotiate with Landlord for such additional space. Thereafter, in the event that Landlord receives a bona fide third party offer for all or any portion of such additional space, or for any portion of the remaining space in the Building, which offer Landlord is willing to accept, Landlord shall forward a copy of said offer to Tenant and Tenant shall have a period of fourteen (14) days within which to notify Landlord that Tenant shall lease such additional space in accordance with the terms and conditions of the third party offer which Landlord previously delivered to Tenant. In such event, Landlord and Tenant shall enter into a lease amendment within thirty (30) days following Landlord's initial notice to Tenant, incorporating such additional space into the Leased Premises being leased to Tenant hereunder.

          53.     TENANCY  APPROVAL
                  -----------------

               The within lease is subject to and contingent upon the approval of Tenant's use of the Leased Premises by the Township of Branchburg. Landlord shall apply for such approval promptly following the execution of this lease, and Tenant agrees that it shall cooperate fully with Landlord in connection with any information, documentation or testimony which is required with regard to said application.

          54.     EXECUTION  AND  DELIVERY
                  ------------------------

               The submission of the within lease by Landlord to Tenant for review and approval shall not be deemed an option to lease, an offer to lease, or a reservation of the Leased Premises in favor of Tenant, it being intended that no rights or obligations shall be created by Landlord or Tenant until the execution and delivery of the within lease by Landlord and Tenant, one to the other.

          55.     TENANT'S  FINANCING  CONTINGENCY
                  --------------------------------

               The within Lease is subject to and contingent upon the Tenant obtaining a mortgage commitment from a bona fide institutional mortgage lender in the amount of FIVE MILLION AND 00/100 ($5,000,000.00) DOLLARS, together with final approval of the New Jersey Economic Development Authority (the "EDA") of a ONE MILLION FIVE HUNDRED THOUSAND AND 00/100 ($1,500,000.00) DOLLAR guaranty in connection with said mortgage commitment, as well as approval of a FIVE HUNDRED THOUSAND and 00/100 ($500,000.00) DOLLAR direct loan from the EDA. In the event

Tenant does not receive the foregoing approvals and commitment, on or before June 10, 1999, the within Lease shall be null and void and of no further force and effect. In such case, Tenant shall reimburse Landlord for all costs incurred in connection with this transaction including, but not limited to, engineering, architectural and legal fees, and the costs of any application and professional fees in connection therewith which may be made to the Township of Branchburg, provided that the amount of said reimbursement shall not exceed the sum of TWENTY FIVE THOUSAND AND 00/100 ($25,000.00) DOLLARS.

          IN WITNESS WHEREOF, the parties have hereunto set their hands and seals or caused these presents to be signed by its proper corporate officers and caused its proper corporate seal to be hereunto affixed, the day and year first above written.
WITNESS:


                                                                      (L.S.)
---------------------------------          ---------------------------------
                                           MAURICE  M.  WEILL,  TRUSTEE  FOR
                                           BRANCHBURG  PROPERTY



ATTEST:                                    LIFECELL  CORPORATION



---------------------------------
                                  By:

STATE OF NEW JERSEY     )
                        )  SS.:
COUNTY OF               )

          BE IT REMEMBERED, that on this ________ day of,___1999, before me, the subscriber,_____________________________________________________________________
personally appeared MAURICE M. WEILL, TRUSTEE FOR BRANCHBURG PROPERTY, who, I am satisfied, is the Landlord mentioned in the within Instrument, and thereupon he acknowledged that he signed, sealed and delivered the same as the act and deed of the Trust, for the uses and purposes therein expressed.




STATE  OF              )
                       )  SS.:
COUNTY  OF             )

          BE IT REMEMBERED, that on this ____day of _________ ,__1999, before me, the subscriber,__________________________________ , personally appeared
______________________ , who, I am satisfied, is the person who signed the within Instrument as, of LIFECELL CORPORATION, acorporation, the Tenant named therein, and he thereupon acknowledged that the said instrument made by the corporation and sealed with its corporate seal, was signed and sealed with the corporate seal and delivered by him as such officer, and is the voluntary act and deed of the corporation, made by virtue of authority from its Board of Directors.

                        L E A S E       A G R E E M E N T
                        - - - - -       - - - - - - - - -





                                 BY AND BETWEEN:


                            MAURICE M. WEILL, TRUSTEE
                             FOR BRANCHBURG PROPERTY

                                   "Landlord"


                                      -and-



                              LIFECELL CORPORATION,
                            a            corporation

                                    "Tenant"




                         DATED:________________  , 1999


                                   LAW OFFICES

                        EPSTEIN, BROWN, MARKOWITZ & GIOIA
                           A Professional Corporation
                             245 Green Village Road
                                  P.O. Box 901
                    Chatham Township, New Jersey  07928-0901
                                 (973) 593-4900
                               Fax (973) 593-4966

                     U:\USERS\IN\MMW\30094.016\LEASE504.003

                    TABLE OF CONTENTS
                    -----------------


 1.    LEASED PREMISES . . . . . . . . . . . . . .   2
     ---------------------------------------------

 2.    TERM OF LEASE . . . . . . . . . . . . . . .   3
     ---------------------------------------------

 3.    CONDITION OF PREMISES . . . . . . . . . . .   4
     ---------------------------------------------

 4.    RENT. . . . . . . . . . . . . . . . . . . .   6
     ---------------------------------------------

 5.    OPERATING COST AND TAX ESCALATIONS. . . . .   7
     ---------------------------------------------

 6.    USE . . . . . . . . . . . . . . . . . . . .  14
     ---------------------------------------------

 7.    REPAIRS AND MAINTENANCE . . . . . . . . . .  15
     ---------------------------------------------

 8.    UTILITIES AND SERVICE . . . . . . . . . . .  15
     ---------------------------------------------

 9.    INSURANCE . . . . . . . . . . . . . . . . .  16
     ---------------------------------------------

10.    INCREASE OF INSURANCE RATES . . . . . . . .  17
     ---------------------------------------------

11.    TENANT'S FIRE INSURANCE . . . . . . . . . .  18
     ---------------------------------------------

12.    WAIVER OF SUBROGATION RIGHTS. . . . . . . .  18
     ---------------------------------------------

13.    FIRE AND CASUALTY . . . . . . . . . . . . .  18
     ---------------------------------------------

14.    ASSIGNMENT AND SUBLETTING . . . . . . . . .  20
     ---------------------------------------------

15.    COMPLIANCE WITH LOCAL RULES AND REGULATIONS  22
     ---------------------------------------------

16.    FIXTURES. . . . . . . . . . . . . . . . . .  25
     ---------------------------------------------

17.    REPAIR OF DAMAGES . . . . . . . . . . . . .  25
     ---------------------------------------------

18.    NON-WAIVER. . . . . . . . . . . . . . . . .  26
     ---------------------------------------------

19.    ALTERATIONS AND IMPROVEMENTS. . . . . . . .  26
     ---------------------------------------------

20.    NON-LIABILITY OF LANDLORD . . . . . . . . .  28
     ---------------------------------------------

21.    GLASS . . . . . . . . . . . . . . . . . . .  28
     ---------------------------------------------

22.    LANDLORD'S ACCESS FOR FUTURE CONSTRUCTION .  28
     ---------------------------------------------

23.    QUIET ENJOYMENT . . . . . . . . . . . . . .  28
     ---------------------------------------------

24.    SIGNS . . . . . . . . . . . . . . . . . . .  29
     ---------------------------------------------

25.    INSPECTION BY LANDLORD. . . . . . . . . . .  29
     ---------------------------------------------

26.    NOTICES . . . . . . . . . . . . . . . . . .  29
     ---------------------------------------------

27.    DEFAULT BY TENANT . . . . . . . . . . . . .  30
     ---------------------------------------------

28.    LIABILITY OF TENANT FOR DEFICIENCY. . . . .  33
     ---------------------------------------------

29.    MORTGAGE PRIORITY . . . . . . . . . . . . .  33
     ---------------------------------------------

30.    STATEMENT OF ACCEPTANCE . . . . . . . . . .  34
     ---------------------------------------------

31.    FORCE MAJEURE . . . . . . . . . . . . . . .  35
     ---------------------------------------------

32.    CHANGES IN OR ABOUT PREMISES. . . . . . . .  35
     ---------------------------------------------

33.    LIMIT OF LANDLORD'S LIABILITY . . . . . . .  35
     ---------------------------------------------

                                       60

34.    LANDLORD'S RIGHT OF ENTRY AND ALTERATIONS .  35
     ---------------------------------------------

35.    LANDLORD'S REMEDIES . . . . . . . . . . . .  36
     ---------------------------------------------

36.    LANDLORD'S RESERVED RIGHTS. . . . . . . . .  37
     ---------------------------------------------

37.    LEASE CONSTRUCTION. . . . . . . . . . . . .  38
     ---------------------------------------------

38.    BIND AND INURE CLAUSE . . . . . . . . . . .  38
     ---------------------------------------------

39.    DEFINITIONS . . . . . . . . . . . . . . . .  39
     ---------------------------------------------

40.    PARAGRAPH HEADING . . . . . . . . . . . . .  39
     ---------------------------------------------

41.    ENTIRE AGREEMENT. . . . . . . . . . . . . .  39
     ---------------------------------------------

42.    DEFINITION OF TERM OF "LANDLORD". . . . . .  39
     ---------------------------------------------

43.    SURVIVAL OF OBLIGATION. . . . . . . . . . .  39
     ---------------------------------------------

44.    BROKERAGE . . . . . . . . . . . . . . . . .  40
     ---------------------------------------------

45.    OPTION TO RENEW . . . . . . . . . . . . . .  40
     ---------------------------------------------

46.    LOSS OF OPTION RIGHTS . . . . . . . . . . .  41
     ---------------------------------------------

47.    CONDEMNATION. . . . . . . . . . . . . . . .  42
     ---------------------------------------------

48.    INDEMNITY . . . . . . . . . . . . . . . . .  42
     ---------------------------------------------

49.    SECURITY. . . . . . . . . . . . . . . . . .  43
     ---------------------------------------------

50.    SUBDIVISION AND SITE PLAN APPROVALS . . . .  44
     ---------------------------------------------

51.    SATELLITE DISH. . . . . . . . . . . . . . .  45
     ---------------------------------------------

52.    RIGHT OF FIRST REFUSAL ON ADDITIONAL SPACE.  46
     ---------------------------------------------

53.    TENANCY APPROVAL. . . . . . . . . . . . . .  47
     ---------------------------------------------

54.    EXECUTION AND DELIVERY. . . . . . . . . . .  47
     ---------------------------------------------

55.    TENANT'S FINANCING CONTINGENCY. . . . . . .  47
     ---------------------------------------------


Schedule  "A"     -     Legal  Description  of  Property
Schedule  "B"     -     Plan  and  Budget
Schedule  "C"     -     Janitorial  Services


FIRST AMENDMENT TO LEASE, made the 21 day of September , 1999, by and between MAURICE M. WEILL, TRUSTEE FOR BRANCHBURG PROPERTY having an office at 51 Commerce Street, Springfield, New Jersey 07081 (hereinafter called the "Landlord"); and LIFECELL CORPORATION, a Delaware corporation, having an office at 3606 Research Forest Drive, The Woodlands, Texas 77381,(hereinafter called the "Tenant").

                             W I T N E S S E T H :-
                             - - - - - - - - - - --

          WHEREAS, the Landlord and Tenant have entered into a certain Lease Agreement dated June 17, 1999, hereinafter called the "Lease", in connection with lands and premises known as Lot 1.01 in Block 61, Route 202 and Old York Road, Branchburg, New Jersey, all as more particularly described on Schedule "A" annexed to the Lease (the "Property"); and

          WHEREAS, the Landlord has erected an industrial-type building containing 89,960 square feet, outside outside dimensions, located on the Property (hereinafter referred to as the "Building"); and

          WHEREAS, due to the design requirements of Tenant, it is necessary to adjust the square footage of the Leased Premises, as set forth in Article 1.1 of the Lease; and

          WHEREAS, Landlord and Tenant desire to further modify the Lease to make such changes as are required by the establishment of the final square footage of the Leased Premises.

          NOW, THEREFORE, in consideration of the sum of ONE ($1.00) DOLLAR and other good and valuable consideration, the parties hereto mutually covenant and agree as follows:

i. Article 1.1 of the Lease is hereby amended so as to provide that Tenant's leased premises shall consist of 58,296 square feet, in lieu of the 57,939 square feet as in the Lease now provided. Tenant's Percentage, as set forth in Article 1.1 of the Lease is hereby deemed to be 64.8%.

ii. Article 4.1 (a) and (b) of the Lease are hereby modified, as follows:

iii. "(a) During the first (1st) through fifth (5th) years of the lease term, Tenant shall pay Base Rent in the amount of FIVE HUNDRED THIRTY NINE THOUSAND TWO HUNDRED THIRTY EIGHT AND 00/100 ($539,238.00) DOLLARS per annum, payable in equal monthly installments in the sum of FORTY FOUR THOUSAND NINE HUNDRED THIRTY SIX AND 50/100 ($44,936.50) DOLLARS per month.

iv. (b) During the sixth (6th) through tenth (10th) years of the lease term, Tenant shall pay Base Rent in the amount of FIVE HUNDRED NINETY

                                       62
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FOUR  THOUSAND  SIX HUNDRED NINETEEN AND 20/100 ($594,619.20) DOLLARS per annum, payable in equal monthly installments in the sum of FORTY NINE THOUSAND FIVE HUNDRED FIFTY ONE AND 60/100 ($49,551.60) DOLLARS per month."

v. Article 3.1 of the Lease is hereby modified to provide that the Tenant's Allowance shall be in the amount of SEVEN HUNDRED SEVENTY SEVEN
THOUSAND  FIVE  HUNDRED  SIXTY  TWO  AND  00/100  ($777,562.00)  DOLLARS.

vi. Article 45.1 of the Lease is hereby deleted in its entirety and the following Article 45.1 is hereby inserted in its place and stead:

vii. "45.1 Provided the Tenant is not in default pur-suant to the terms and conditions of this lease, the Tenant is hereby given the right and privilege to renew the within lease for two (2) successive five (5) year periods, to commence at the end of the initial term of this lease, which renewals shall be upon the same terms and conditions as in this lease contained, except as follows:

viii. (1) During the first five (5) year renewal period, Tenant shall pay Base Rent in the amount of SIX HUNDRED EIGHTY FOUR THOUSAND NINE HUNDRED SEVENTY EIGHT AND 00/100 ($684,978.00) DOLLARS per annum, in equal installments in the sum of FIFTY SEVEN THOUSAND EIGHTY ONE AND 50/100 ($57,081.50) DOLLARS per month, in the same manner as required by Article 3 hereof; and

ix. (2) During the second five (5) year renewal period, Tenant shall pay Base Rent in the amount of SEVEN HUNDRED EIGHTY SIX THOUSAND NINE HUNDRED NINETY SIX AND 00/100 ($786,996.00) DOLLARS per annum, in equal installments in the sum of SIXTY FIVE THOUSAND FIVE HUNDRED EIGHTY THREE AND 00/100 ($65,583.00) DOLLARS per month, in the same manner as required by
Article  3  hereof."

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x.               Except  as hereinabove provided, all other terms and conditions shall  remain  in  full  force  and effect, otherwise unmodified and unimpaired.

xi. This agreement shall be binding on the parties hereto, their heirs, successors and assigns.

          IN WITNESS WHEREOF, the parties have hereunto set their hands and seals or caused these presents to be signed by its proper corporate officers and caused its proper corporate seal to be hereunto affixed, the day and year first above written.

WITNESS:



                                                                      (L.S.)
---------------------------------          ---------------------------------
                                            MAURICE M.  WEILL,
                                            TRUSTEE  FOR  BRANCHBURG  PROPERTY


ATTEST:                        LIFECELL  CORPORATION

                     ----------------------------------------

STATE  OF  NEW  JERSEY   )
                         )  SS
COUNTY  OF               )

     BE  IT  REMEMBERED,  that  on this    day of         , 1999, before me, the
subscriber,                                  ,  personally  appeared  MAURICE M.
WEILL, TRUSTEE FOR BRANCHBURG PROPERTY, who, I am satisfied, is the Landlord mentioned in the within Instrument, and thereupon he acknowledged that he signed, sealed and delivered the same as his act and deed, for the uses and purposes therein expressed.




STATE  OF              )
                       )  SS.:
COUNTY  OF             )

     BE IT REMEMBERED, that on this ___ day of _______________, 1999, before me, the subscriber, _____________________, personally appeared _____________________
, who, I am satisfied, is the person who signed the within Instrument as _______________, of LIFECELL CORPORATION, a Delaware corporation, the Corporation named therein, and he thereupon acknowledged that the said instrument made by the corporation and sealed with its corporate seal, was signed and sealed with the corporate seal and delivered by him as such officer, and is the voluntary act and deed of the corporation, made by virtue of authority from its Board of Directors.



                       PREPARED BY;  ROBERT K. BROWN, ESQ.

                            FIRST AMENDMENT TO LEASE




                                 BY AND BETWEEN:


                            MAURICE M. WEILL, TRUSTEE
                             FOR BRANCHBURG PROPERTY

                                   "Landlord"


                                      -and-


                              LIFECELL CORPORATION,
                             a Delaware corporation

                                    "Tenant"




                                DATED:__________






                                   LAW OFFICES

                        EPSTEIN, BROWN, MARKOWITZ & GIOIA
                           A Professional Corporation
                             245 Green Village Road
                                  P.O. Box 901
                        Chatham Township, NJ  07928-0901
                                 (201) 593-4900
                               Fax (201) 593-4966
                     U:\USERS\IN\MMW\30094.016\1STAMEND.002
                              November  15,  1999